SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549

                                       ________

                                       FORM 8-K


                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


          Date of report (date of earliest event reported)  October 17,
          1994



                             Central Maine Power Company

                (Exact name of registrant as specified in its charter)



               Maine                         1-5139              01-0042740

          (State of Incorporation)    (Commission         (IRS Employer
                                      File Number)      Identification No.)

                        83 Edison Drive, Augusta, Maine  04336

                 (Address of Principal Executive Offices)  (zip code)



          Registrant's telephone number, including area code: (207) 623-
          3521





          Item 5.   Other Events.

                    On September 28, 1994, the Board of Directors of Central Maine Power Company (the "Company") declared a dividend of one common share purchase right (a "Right") for each outstanding share of the common stock, par value $5.00 per share, of the Company (the "Common Shares"). The dividend is payable to the shareholders of record as of the close of business on October 17, 1994 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company at any time following the Distribution Date (as defined below) one Common Share at an initial purchase price of $40 per Common Share, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in the Rights Agreement (the "Rights Agreement") dated as of September 30, 1994 between the Company and Chemical Bank, as Rights Agent (the "Rights Agent").

                    Initially, the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificates. The Rights will separate from the Common Shares upon the Distribution Date, which shall be the earlier to occur of (i) the close of business on the tenth day following a public announcement that a person or group of affiliated or associated persons (collectively, a "Person") have acquired beneficial ownership of 20% or more of the outstanding Common Shares (such Person being hereinafter referred to as an "Acquiring Person") or (ii) the close of business on the tenth day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or the first public announcement of an intention of any Person to commence, a tender offer or exchange offer the consummation of which would result in such Person becoming an Acquiring Person, provided that such Person is not the Company or any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of such plan.

                    Until the Distribution Date, (i) the Rights will be evidenced by the certificates for Common Shares and will be transferred with and only with such Common Share certificates,
          (ii) new certificates for Common Shares issued after the Record Date will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any such certificates for Common Shares outstanding on the Record Date, with or without a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented thereby. As soon as practical following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. Subject to certain exceptions, only Common Shares issued prior to the Distribution Date will be issued with Rights.





                    The Rights are not exercisable until the Distribution Date and will expire on the earlier of (i) the close of business on October 31, 2004, (ii) the time at which the Rights are redeemed by the Company or (iii) if a Person has become an Acquiring Person, the time at which the Rights (other than Rights which are void as described below) are exchanged for Common Shares at an exchange ratio of one Common Share per Right, as adjusted by the Company (provided, however, that such exchange may not take effect at any time after any Person becomes a beneficial owner of 50% or more of the Common Shares then outstanding).

                    The Purchase Price payable and the number of Common Shares issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of
          (i) a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) the issuance of rights, options or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares at a conversion price, less than the then current market price of the Common Shares or (iii) a distribution to all holders of the Common Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above).

                    With certain exceptions, no adjustment in the Purchase Price will be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price. No fractional Rights will be issued and, in lieu thereof, holders of the Rights with regard to which such fractional Rights would otherwise be issuable will be paid an amount in cash equal to the same fraction of the current market value of a whole Right.

                    In the event, directly or indirectly, (i) the Company consolidates with, or merges with and into, any other person,
          (ii) any person consolidates with the Company, or merges with and into the Company and the Company is the continuing or surviving corporation of such merger and, in connection therewith, all or part of the Common Shares is changed into or exchanged for stock or other securities of any person (including the Company) or cash or any other property, or (iii) the Company sells or otherwise transfers in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its subsidiaries, taken as a whole, to any person other than the Company or a wholly-owned subsidiary, proper provision will be made so that each holder of a Right, except Rights which previously have been voided as indicated below, will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the other person which at the time of such transaction will have a market value equal to two times the Purchase Price of the Right.






                    In the event that any Person becomes an Acquiring Person, except pursuant to an 80% Offer (as defined below), proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person or its affiliates or associates (which will thereafter be void), will thereafter have the right to receive, upon exercise, that number of Common Shares having a market value equal to two times the exercise price of the Right. An "80% Offer" is a tender offer whereby the Person (a) offers to acquire all the outstanding Voting Stock of the Company held by any person other than such Person or its affiliates for cash, (b) has received written commitments for the full amount of the financing necessary to consummate such tender offer from nationally recognized lending institutions, and (c) will beneficially own 80% or more of the Voting Stock of the Company then outstanding after consummation of such tender offer; provided that (i) the 80% Offer remains outstanding for a period of at least 45 business days, (ii) if the 80% Offer is amended to increase the cash per share consideration paid to the Company's shareholders, the 80% Offer will remain open for a period of at least 20 business days after it is amended (provided that in no event will the 80% Offer have been outstanding for less than 45 business days), (iii) if any Person announces or commences a tender offer or exchange offer for the Common Shares or Voting Stock of the Company where the per share consideration is higher than the consideration being offered in the 80% Offer (a "Competing Offer"), the 80% Offer must remain open for at least 20 business days after the Competing Offer is announced or commenced (provided that in no event will the 80% Offer be open for less than 45 business days), (iv) the Person making the 80% Offer commits in writing prior to commencement of the 80% Offer to effect an all cash transaction following consummation of the 80% Offer pursuant to which the remaining shareholders receive the same cash per share price paid to acquire Common Shares in the 80% Offer, and (v) the Person making the 80% Offer commits in writing prior to the commencement of the 80% Offer not to renew, extend or change the terms of its original tender offer (other than amendments in accordance with (ii) or (iii) above or to increase the cash per share price paid to shareholders in such original tender offer) or to make a new tender offer for one year after commencement of its original tender offer if its original tender offer is not consummated and there is not commenced within such one year period a competing all cash tender offer for all Voting Stock of the Company in which the per share price is higher than the per share price offered in such original tender offer.

                    Except in connection with an 80% Offer, any Rights acquired or beneficially owned by any Acquiring Person or its affiliates or associates will be void, and any holder of such Rights will thereafter have no right to exercise such Rights under any provision of the Rights Agreement.







                    At any time prior to a Person becoming an Acquiring Person, the Board of Directors of the Company may redeem the then outstanding Rights in whole, but not in part, at a price of $.01 per Right, subject to adjustment (the "Redemption Price"). The redemption of the rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                    The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including, prior to the Distribution Date, an amendment to lower the threshold for an Acquiring Person from 20% to not less than the greater of (i) any percentage greater than the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any Person and
          (ii) 10%. After the Distribution Date, no such amendment may adversely affect the interests of the holders of the Rights.

                    Issuance of the Common Shares upon exercise of the Rights is subject to any necessary regulatory approvals. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

          Item 7.   Exhibits.

          1. Rights Agreement, dated as of September 30, 1994, between Central Maine Power Company and Chemical Bank.




























                                      SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                        CENTRAL MAINE POWER COMPANY


          Dated:  October 20, 1994      By _________________________
                                           Douglas Stevenson
                                           Treasurer













































                                  INDEX TO EXHIBITS


          Exhibit
          Number              Exhibit

          1.             Rights Agreement, dated as of
                         September 30, 1994, between Central
                         Maine Power Company and Chemical
                         Bank.











































